Spectrum Control, Inc.

Proxy Statement

Index

Notice of Annual Shareholder Meeting April 4, 2005
Proxy Statement for Annual Meeting of Shareholders to be held April 4, 2005
Solicitation of Proxy
Revocation of Proxy
Proxy Solicitation Cost
Annual Report
Corporate Governance
Governance Documents
Election of Directors
Directors of the Company
Compensation of Directors
Nomination of Directors
Securities Ownership
Certain Relationships and Related Transactions
Executive Compensation
2004 Option Grants
Compensation Committee Interlocks and Insider Participation
Compensation Committee Report
Base Salary
Performance-Based Cash Awards
Long-Term Incentive Stock Options
2004 Chief Executive Officer Compensation
Change in Control Agreements
Employee 401(k) Profit Sharing Plan
Directors' Long-Term Incentive Plan
Stock Price Performance Graph
Approval of Amendment of the 1996 Non-Employee Director Stock Option Plan
Section 16(a) Beneficial Ownership Reporting Compliance
Appointment of the Company's Auditors for the Fiscal Year 2005
Report of the Audit Committee
Shareholder Proposal Deadline
General Matters
Transmittal
Proxy Card

SPECTRUM CONTROL, INC. 8031 Avonia Road Fairview, Pennsylvania 16415

Notice of Annual Shareholder Meeting April 4, 2005

SPECTRUM CONTROL, INC.

To the Shareholders:

       NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of Spectrum Control, Inc. will be held at the Clarion Hotel, Bel-Aire Conference Center, 2800 West Eighth Street, Erie, Pennsylvania 16505, on Monday, April 4, 2005, at 9:00 a.m., prevailing time, for the following purposes:

1.	To elect three Directors (each to hold office for a term of three years).
2.	To approve the amendment of the Company's 1996 Non-Employee Director Stock Option Plan.
3.	To ratify the appointment of Ernst & Young LLP as independent auditors of the Company.
4.	To transact such other business as may come before the meeting or any adjournment thereof.
Accompanying this Notice is a Form of Proxy and Proxy Statement.
Shareholders of the Company of record at the close of business on February 15, 2005 are entitled to notice and the right to vote at the Annual Meeting. Each holder of shares of Common Stock is entitled to one (1) vote per share.

ALL SHAREHOLDERS ARE URGED TO ATTEND THE MEETING OR TO VOTE BY PROXY. WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, YOU ARE REQUESTED TO SIGN, DATE AND RETURN THE ACCOMPANYING PROXY IN THE ENCLOSED ENVELOPE.
By Order of the Board of Directors

JAMES F. TOOHEY, Secretary

You are urged, whether you own one or many shares, to mark, date, sign and promptly mail the enclosed Proxy in the enclosed envelope in order that your Company receives enough proxy vote returns to conduct its annual meeting.

PROXY STATEMENT FOR ANNUAL MEETING OF SHAREHOLDERS TO BE HELD MONDAY, APRIL 4, 2005

Solicitation of Proxy

       This Proxy Statement and the accompanying form of proxy will be mailed to all Shareholders of Spectrum Control, Inc., 8031 Avonia Road, Fairview, Pennsylvania 16415 ("Spectrum", "the Corporation" or "the Company") by March 1, 2005, and is furnished in connection with the Directors' solicitation of proxies for the Annual Meeting of Shareholders to be held on Monday, April 4, 2005 at the time and place and for the purposes set forth in the Notice of Annual Meeting of Shareholders accompanying this Proxy Statement. Only holders of Common Stock of record at the close of business on February 15, 2005, will be entitled to vote. On that date there were 13,044,485 shares of Common Stock outstanding, the holders of which will vote together as a class.

       Each share of Common Stock entitles the holder thereof to one (1) vote. With respect to the election of Directors, Shareholders have the right to vote cumulatively. This means that each Shareholder may multiply the number of shares he or she owns by the number of Directors to be elected and distribute this number among any number or all of the candidates in any manner he or she desires. Cumulative voting enables Shareholders to concentrate the voting of their shares in favor of the election of a lesser number of nominees than the total number of Directors being voted upon; persons holding less than a majority of shares voting may thereby be able to elect one or more Directors.

Revocation of Proxy

       The giving of a proxy does not preclude the right to vote in person should the person giving the proxy desire, and the person giving the proxy has the power to revoke the proxy at any time before it has been exercised. This right of revocation is not limited nor is it subject to any formal procedure.

Proxy Solicitation Cost

       The cost of soliciting proxies in the accompanying form will be borne by the Company. The officers, directors and employees of the Company, without additional compensation, may solicit proxies by mail, facsimile, telephone or personal contact. The Company does not expect to pay any compensation for the solicitation of proxies, but will reimburse brokerage firms and other custodians, nominees and fiduciaries for their expenses in forwarding proxies and proxy material to the beneficial owners of its Common Stock.

Annual Report

       The Annual Report of the Company for the year ended November 30, 2004, is being mailed to Shareholders concurrently with this Proxy Statement. The Annual Report is not to be considered a part of the proxy soliciting materials.

Corporate Governance

       The By-Laws of the Corporation provide that the business shall be managed by a Board of Directors, up to eleven (11) in number, who need not be residents of Pennsylvania or Shareholders of the Corporation, and who normally serve for terms of three (3) years each. The Company presently has nine (9) Directors. With the exception of Mr. Freeman and Mr. Southworth, who are employed as officers of the Company, all other Directors meet the definition of independence as defined in Rule 4200 of the NASDAQ Stock Market, Inc. rules of corporate governance.

       During the past fiscal year, the Board of Directors met seven (7) times. All Directors attended more than 85% of the Board of Directors and Committee Meetings they were scheduled to attend.

       Because of the multitude of matters requiring Board consideration, the Board of Directors has established a number of committees to devote attention to specific subjects, as further described below.

Committees of the Board

       Acquisition, Divestiture, and Major New Business Development Committee: This Committee reviews and recommends to the Board matters involving acquisition of companies and product lines, and divestiture of plant and/or product lines. The current members of this Committee are Gerald A. Ryan, Chairman; Edwin R. Bindseil; John P. Freeman; Melvin Kutchin; and Richard A. Southworth. It met four (4) times in 2004.

       Audit Committee: The Audit Committee recommends to the Board the engagement of independent public accountants to audit the financial statements of the Company. It also negotiates and recommends the fee to be paid by the Company to the Auditors for audit and non-audit services. Its responsibility further includes reviewing the proposed scope and results of the audit, as well as the scope, adequacy and results of the Company's internal audit and control procedures. The current members of the Audit Committee are: John M. Petersen, Chairman; Paul S. Bates; J. Thomas Gruenwald; and Gerald A. Ryan. It met six (6) times in 2004.

       Compensation Committee: The Compensation Committee reviews and makes recommendations to the Board on salary, incentive compensation practices and benefit programs for the compensation of the President and other key employees; recommends to the Board the amount and method of compensation of Board members; and reviews annually the operation and performance of incentive compensation plans that apply to the President and other key employees of the Company. The current members of this Committee are James F. Toohey, Chairman; Edwin R. Bindseil; John M. Petersen; and Gerald A. Ryan. It met four (4) times in 2004.

       Finance Committee: The Finance Committee of the Board of Directors has the responsibility of analysis of the financial condition and trends of the Company. The Committee reports the information to the full Board for possible resolution or action. Included as specific responsibilities of this Committee are: ratifying and approving all financial projections, forecasts and expectations that are intended for submission to banks, financial institutions or the public. The current members of this Committee are John P. Freeman, Chairman; Edwin R. Bindseil; John M. Petersen; Gerald A. Ryan; and Richard A. Southworth. It met eleven (11) times in 2004.

       Nominating and Corporate Governance Committee: This Committee has the responsibility for recommending to the Board of Directors nominees to fill Board vacancies, strengthening the Board's oversight of management, and monitoring compliance with the Company's corporate governance guidelines. The Nominating and Corporate Governance Committee also has the responsibility for providing the evaluation of director performance, bringing to the Board recommendations for the membership of the Committees of the Board, and recommending to the Board a successor to the Chief Executive Officer when a vacancy occurs through retirement or otherwise. The Committee members are independent as required by its charter and which definition satisfies the applicable NASDAQ standard for independence. The current members of this Committee are James F. Toohey, Chairman; Melvin Kutchin; and Gerald A. Ryan. It met two (2) times in 2004.

Governance Documents

       Charters of the Audit Committee, Compensation Committee, and Nominating and Corporate Governance Committee, along with additional Company governance documents, may be viewed by shareholders on the Company's website www.spectrumcontrol.com.

Election of Directors

       The Company presently has nine (9) Directors. It is intended that the proxies given to Directors will be used to elect the nominees named below, all of whom are now members of the Board of Directors and whose present terms expire at the time of this meeting.

Name	Age	First Elected Director	Term	Term to End

Paul S. Bates	57	2004	3 yrs.	2008
Edwin R. Bindseil	74	1991	3 yrs.	2008
John P. Freeman	50	1991	3 yrs.	2008

The terms of the following six (6) Directors extend beyond the time of this meeting:

Name	Age	First Elected Director	Term	Term to End

J. Thomas Gruenwald	57	2000	3 yrs.	2006
Melvin Kutchin	79	1995	3 yrs.	2006
John M. Petersen	76	1970	3 yrs.	2007
Gerald A. Ryan	69	1968	3 yrs.	2006
Richard A. Southworth	62	1998	3 yrs.	2007
James F. Toohey	70	1968	3 yrs.	2007

Directors of the Company

       Paul S. Bates is a 1970 graduate of Penn State University where he received a B.A. in Economics. He received an MBA with a concentration in finance from the University of Chicago in 1973. Mr. Bates is a former accountant, auditor, and assistant professor of finance at Gannon University. Since 1990, he has been a security analyst with Erie Insurance Group, becoming the portfolio manager of fixed income securities in 2003. He is a Certified Public Accountant and Chartered Financial Analyst. He was appointed a Director of the Company in November of 2003.

       Edwin R. Bindseil obtained his undergraduate degree in Chemical Engineering from the University of Detroit and an MBA from Harvard University. Mr. Bindseil retired from AMSCO after 31 years of service, 22 years of which he served in senior executive management positions, including general management, marketing, operations, research and development, acquisitions and corporate strategic planning. Currently, Mr. Bindseil is an independent businessman, consultant and entrepreneur. He also serves as a Director of a number of privately held companies.

       John P. Freeman is a graduate of Gannon University in Accounting and is a Certified Public Accountant and Certified Management Accountant. He joined the Company in 1988 as Controller. Prior to that time, he was a principal in a public accounting firm. In 1990, he was named Vice President and Chief Financial Officer. In December of 2000, he was named Senior Vice President.

       J. Thomas Gruenwald obtained his undergraduate degree in Physics from the University of Cincinnati, and his Masters degree and Ph.D. in Theoretical Physics from Purdue University. He has been employed by Tellabs, Inc. since 1991, where he currently serves as executive vice president of their broadband networking products. Mr. Gruenwald has also held various other executive positions with Tellabs, including senior vice president of operations for Tellabs International where he was responsible for Tellabs' international product strategy and research and development. In addition, he has served as senior vice president of the Tellabs Broadband Access Group and vice president of strategic resources where he had responsibility for Tellabs' human resources and information systems. Prior to joining Tellabs, Mr. Gruenwald served as President of UNI Quality, Inc., a professional services firm, and held several executive and technical positions with AT&T. He was appointed a Director of the Company in June of 1999.

       Melvin Kutchin is a graduate of the University of Pennsylvania and was appointed a Director of the Company in October of 1994. He served as President of Kitchen and Kutchin, Inc., manufacturer's representative of electronic components, from 1961 through January 1994 when he became Chairman of the Board. From 1980 through 1990, he was President of JBM Electronics, manufacturer of delay lines and other magnetic devices.

       John M. Petersen is a graduate of the University of Pittsburgh. He is the retired President and Chief Executive Officer of Erie Family Life Insurance Company, Erie Indemnity Company, Erie Insurance Company and Flagship City Insurance Company, comprising the Erie Insurance Group, and a retired Director of each of these Companies. Since 1995, he has been an investment consultant. Mr. Petersen is a founder and has served as a Director of Spectrum since 1970.

       Gerald A. Ryan is a graduate of the Massachusetts Institute of Technology and has been a Director of the Company since its inception and Chairman since 1991. Mr. Ryan is a principal with Erie Business Management Corporation, Erie, Pennsylvania, which invests in and manages various businesses. Mr. Ryan serves as Chairman of the Board of Automated Industrial Systems, Inc. and Director/Chairman Emeritus of Rent-Way, Inc. a company listed on the New York Stock Exchange in the rental-purchase business.

       Richard A. Southworth is a graduate of Gannon University in Mechanical Engineering and Mathematics. He joined the Company in 1991 as Vice President and General Manager. Prior to joining the Company, Mr. Southworth held executive positions with National Water Specialties, Philips Components, Murata Electronics North America, and Erie Technological Products. In 1997, Mr. Southworth was named President and Chief Executive Officer.

       James F. Toohey is a graduate of Gannon University and Dickinson School of Law and is a practicing member of the Erie County Bar Association. He is a member of the law firm of Quinn, Buseck, Leemhuis, Toohey & Kroto, Inc., general counsel to the Company, and has been a Director and Secretary of the Company since its organization.

Compensation of Directors

       Directors who are not full-time employees are compensated for services as Directors as authorized and approved by the full Board of Directors. In 2004, the Directors received annual compensation, paid monthly, as follows:

Board of Directors Annual Retainer	$12,000
Committee Chairman Annual Retainer	1,000
Attendance at each Board Meeting	1,000	*
Attendance at each Committee Meeting	750
Secretary Annual Fee	2,100
* $500 if attended via telephone

Nomination of Directors

       The Nominating and Corporate Governance Committee is responsible, pursuant to its charter, for identifying individuals qualified to become Board members and for recommending nominees for the Board for election at the annual meeting of shareholders. To facilitate this process, the Board adopted, upon the recommendation of the Nominating and Corporate Governance Committee, a Director Nominating Process and Policy and Director Qualification Criteria. Both of these can be viewed on our website at www.spectrumcontrol.com.

The Director Nominating Process and Policy and the Director Qualification Criteria articulate a process and qualifications that are clear, specific, and prudent to help the Nominating and Corporate Governance Committee and the Board identify and select the most qualified directors to meet our needs and provide a well-functioning Board.

In accordance with the policy, the Nominating and Corporate Governance Committee will take into account the Board's current and anticipated strengths and needs, based upon the Board's current profile and the Company's current and anticipated needs. The Committee will also seek an appropriate balance of experience or expertise in accounting and finance, technology, management, international business, compensation, corporate governance, strategy, industry knowledge and general business matters.

As set forth in the Director Qualification Criteria, the Board seeks candidates for director that possess: (1) the highest level of integrity and ethical character, (2) strong personal and professional reputation, (3) sound judgment, (4) financial literacy, (5) independence, (6) significant experience and proven superior performance in professional endeavors, (7) an appreciation for board and team performance, (8) the commitment to devote the time necessary, (9) and skills in areas that will benefit the Board. Under its charter, the Nominating and Corporate Governance Committee will also seek to have at least one independent director who meets the definition of an audit committee financial expert under the SEC rules.

The Nominating and Corporate Governance Committee will consider director nominations made by a shareholder or other sources (including self nominees) if these individuals meet our Director Qualification Criteria. If a candidate proposed by a shareholder or other source meets the criteria, the individual will be considered on the same basis as other candidates. For consideration by the Nominating and Corporate Governance Committee, the submission of a candidate must be sent to the attention of the Corporate Secretary, 8031 Avonia Road, Fairview, PA 16415. The submission should be received by December 5, 2005 in order to receive adequate consideration for the 2006 annual meeting and must include sufficient details to demonstrate that the potential candidate meets the Director Qualification Criteria.

Securities Ownership

       The following table sets forth, as of February 15, 2005, the securities beneficially owned by: (i) all persons known to the Company to be the beneficial owners of more than 5% of the Company's Common Stock, (ii) each Director of the Company, (iii) each of the executive officers named in the Summary Compensation Table, and (iv) all Officers and Directors of the Company as a group. Except as otherwise indicated, all Shareholders listed below have record and beneficial ownership of, and sole voting and dispositive power over, the securities listed.

Beneficial Owner	Shares of Common Stock Owned	Common Stock Options Owned (1)	Total Beneficial Ownership of Common Stock Outstanding (1)	Approximate Percentage of Common Stock Outstanding (1)

Quaker Capital Management (2)	1,596,500	-	1,596,500	11.83%
Snow Capital Management LP (3)	1,164,753	-	1,164,753	8.63%
Fidelity Management &
Research (4)	1,050,772	-	1,050,772	7.79%
Cannell Capital, LLC (5)	1,000,474	-	1,000,474	7.41%
Royce & Assoc., LLC (6)	845,900	-	845,900	6.27%
Dimensional Fund
Advisors, Inc. (7)	693,772	-	693,772	5.14%
Paul S. Bates	900	-	900	0.01%
Edwin R. Bindseil	116,392	27,000	143,392	1.06%
John P. Freeman(8)	53,525	55,666	109,191	0.81%
J. Thomas Gruenwald	-	27,000	27,000	0.20%
Lawrence G. Howanitz (8)(9)	4,689	43,333	48,022	0.36%
Melvin Kutchin(10)	37,500	27,000	64,500	0.48%
Robert J. McKenna(8)	15,793	31,666	47,459	0.35%
John M. Petersen(11)	365,727	27,000	392,727	2.91%
Gerald A. Ryan(12)	136,851	27,000	163,851	1.21%
Richard A. Southworth(8)	97,846	103,398	201,244	1.49%
James F. Toohey(13)	224,409	27,000	251,409	1.86%
Brian F. Ward (8)	4,584	53,666	58,250	0.43%
All Officers and Directors
as a Group (12 persons)	1,058,216	449,729	1,507,945	11.17%

(1)

Includes only Common Stock Options exercisable within sixty days of the date of this Proxy Statement, which securities are deemed for purposes of the Securities Act of 1933 to be owned beneficially (but not of record) by their respective holders. The shares underlying these securities are deemed to be outstanding for purposes of determining the percent of class with respect to each Holder and all Directors and Officers as a group.

(2)	Based upon information set forth in Schedule 13G as filed with the Securities and Exchange Commission by Quaker Capital Management, 401 Wood Street, Suite 1300, Pittsburgh, Pennsylvania, 15222.
(3)	Based upon information set forth in Schedule 13G as filed with the Securities and Exchange Commission by Snow Capital Management LP, 2100 Corporate Drive, Suite 300, Wexford, Pennsylvania, 15090.
(4)	Based upon information set forth in Schedule 13G as filed with the Securities and Exchange Commission by Fidelity Management & Research, One Federal Street, Boston, Massachusetts, 02110.
(5)	Based upon information set forth in Schedule 13G as filed with the Securities and Exchange Commission by Cannell Capital, LLC, 150 California Street, Fifth Floor, San Francisco, California, 94111.
(6)	Based upon information set forth in Schedule 13G as filed with the Securities and Exchange Commission by Royce & Associates, LLC, 1414 Avenue of the Americas, Ninth Floor, New York, New York, 10019.
(7)

Based upon information set forth in Schedule 13G as filed with the Securities and Exchange Commission by Dimensional Fund Advisors, Inc., 1229 Ocean Avenue, 11th Floor, Santa Monica, California, 90401.

(8)

Includes the following shares held in the Company's 401(k) Profit Sharing Plan for the benefit of the named individual: 9,183 shares for Mr. Freeman; 4,289 shares for Mr. Howanitz; 975 shares for Mr. McKenna; 7,886 shares for Mr. Southworth; and 4,584 shares for Mr. Ward.

(9)	Includes 400 shares of Common Stock held by Mr. Howanitz's spouse and child.
(10)	Includes 10,000 shares of Common Stock held by Mr. Kutchin's spouse.
(11)	Includes 20,000 shares of Common Stock held by Mr. Petersen's spouse and 5,000 shares held in Individual Retirement Accounts for the benefit of Mr. Petersen and his spouse.
(12)

Includes 70,000 shares of Common Stock held in Individual Retirement Accounts for the benefit of Mr. Ryan and spouse and 5,000 shares owned by the Ryan Children's Trust of 1993, of which Mr. Ryan is sole trustee.

(13)

Mr. Toohey is a member of the law firm of Quinn, Buseck, Leemhuis, Toohey & Kroto, Inc., which holds 169,885 shares of Common Stock in its Profit Sharing Plan. All of these shares are included in the table above for Mr. Toohey.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

       Quinn, Buseck, Leemhuis, Toohey & Kroto, Inc. performed legal services for the Company during the 2004 fiscal year. This law firm is expected to continue to perform such services during the current fiscal year. James F. Toohey, a Director of the Company, is a partner in this law firm.

EXECUTIVE COMPENSATION

       Summary Compensation Table. The following table shows the compensation paid to the Chief Executive Officer and each of the next four most highly compensated executive officers of the Company who served as executive officers at the end of the 2004 fiscal year, for services rendered to the Company and its subsidiaries during fiscal year 2004. The table also includes amounts relating to the fiscal years 2003 and 2002. Inapplicable column headings have been omitted.

SUMMARY COMPENSATION TABLE

		Annual Compensation		Long Term Compensation Awards

Name and Principal Position	Year	Salary($)(1)	Bonus($)(2)	Securities Underlying Options(#)	All Other Compensation ($)(3)

Richard A. Southworth President, Chief Executive Officer	2004 2003 2002	338,000 325,000 325,000	338,000 151,613 -	40,000 40,000 60,000	6,040 5,938 5,500

John P. Freeman Senior Vice President, Chief Financial Officer	2004 2003 2002	187,000 180,000 180,000	112,200 50,382 -	16,500 18,000 25,000	5,035 4,500 4,500

Lawrence G. Howanitz Senior Vice President, Operations	2004 2003 2002	187,000 180,000 180,000	112,200 50,382 -	16,500 18,000 25,000	5,035 3,600 3,600

Brian F. Ward Senior Vice President, Sales and Marketing	2004 2003 2002	187,000 180,000 180,000	112,200 47,382 -	13,500 12,000 25,000	5,035 4,500 4,500

Robert J. McKenna Senior Vice President, New Business and Resource Development	2004 2003 2002	155,000 145,000 135,769	93,000 40,586 -	13,500 15,000 25,500	596 446 1,438

(1)	Includes amounts deferred pursuant to Section 401(k) of the Internal Revenue Code.
(2)	Amounts earned under the Company's At-Risk Compensation Plan.
(3)	Matching contributions made by the Company to the Spectrum Control, Inc. 401(k) Profit Sharing Plan on behalf of the named executive officers.

2004 Option Grants

The following table shows information regarding grants of stock options in fiscal year 2004 to the named executive officers.

	Individual Grants

Name	Number of Securities Underlying Options Granted (#)(1)	% of Total Options Granted to Employees in 2004 Fiscal Year(2)	Exercise Price per Share ($)(3)	Expiration Date	Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term (4) 5%($) 10%($)

Richard A. Southworth	40,000	23.12	8.68	01/19/09	96,000	212,000

John P. Freeman	16,500	9.54	8.68	01/19/09	39,600	87,450

Lawrence G. Howanitz	16,500	9.54	8.68	01/19/09	39,600	87,450

Brian F. Ward	13,500	7.80	8.68	01/19/09	32,400	71,550

Robert J. McKenna	13,500	7.80	8.68	01/19/09	32,400	71,550

(1)

All options were granted under the Company's Stock Option Plan of 1995. Options are exercisable in three equal annual installments commencing two years from the date of grant. All unexercised options expire five years from the date of grant.

(2)	The Company granted options representing 173,000 shares to employees during fiscal year 2004.
(3)	The exercise price per share of each option is equal to the fair market value of Common Stock on the date of grant.
(4)

Amounts represent hypothetical gains that could be achieved for the respective options if exercised at the end of the option term. These gains are based on assumed rates of stock price appreciation of 5% and 10%, as prescribed by the Securities and Exchange Commission, compounded annually from the date the respective options were granted to their expiration date. The gains shown are net of the option exercise price, but do not include deductions for taxes or other expenses associated with the exercise of the option or the sale of the underlying shares. The actual gains, if any, on the stock option exercises will depend on the future performance of the Common Stock, the optionholder's continued employment with the Company through the option term, and the date on which the options are exercised and the underlying shares are sold. The Company did not use an alternative formula for a grant date valuation, as it is not aware of any formula which will determine with reasonable accuracy a present value based on future unknown or volatile factors.

     Option Exercises and 2004 Fiscal Year End Values Table. The following table sets forth information with respect to the named executive officers concerning the exercise of options during the fiscal year ended November 30, 2004 and unexercised options held as of November 30, 2004.

Aggregated Option Exercises in Last Fiscal Year and Fiscal Year End Option Values

			Number of Securities Underlying Unexercised Options at Fiscal Year End (#)		Value of Unexercised In-the-Money Options at Fiscal Year End ($)(2)

Name	Shares Acquired on Exercise(#)	Value Realized ($)(1)	Exercisable	Unexercisable	Exercisable	Unexercisable

Richard A. Southworth	20,000	100,700	73,333	131,667	43,800	166,000

John P. Freeman	-	-	37,333	55,167	18,249	79,881

Lawrence G. Howanitz	8,333	22,082	29,000	55,167	-	79,881

Brian F. Ward	-	-	37,333	46,167	18,249	65,421

Robert J. McKenna	-	-	14,999	48,501	22,115	74,585

(1)	Market value of underlying securities on date of exercise, minus the option exercise price.
(2)	Total value of options (market value of underlying securities minus exercise price of option) based on a per share fair market value of Company Common Stock of $7.46 at November 30, 2004.

Compensation Committee Interlocks and Insider Participation

      The members of the Compensation Committee during 2004 were Messrs. Bindseil, Petersen, Ryan and Toohey. All four members are non-management or outside directors. None of the executive officers of the Company has served on the Board of Directors or Compensation Committee of any other entity of which any member of the Spectrum Board is in any way affiliated.

Compensation Committee Report
The Company's Compensation Committee is charged with the responsibility of recommending an executive compensation program, plans and policies to the Board of Directors.

      The Compensation Committee is committed to compensating the key executives in such a manner as to encourage them to develop business strategies to capitalize on Spectrum's position in the electronic control products and systems business and to grow in new technology markets. The Committee is dedicated to attracting and retaining the best executive talent available to achieve its aggressive strategy.

      Accordingly, the Committee periodically retains the services of compensation consultants to prepare and update executive compensation studies. As a result, the Committee has adopted a compensation package comprised of base salary, performance-based cash awards and long-term incentive stock options.

Base Salary

      The Committee's goal is to establish base salaries which are fair, reasonable and competitive with similar industrial companies. With this in mind, the Committee periodically reviews and analyzes compensation consultant data and establishes base salaries within plus or minus 20% of the estimated average base compensation levels of similar companies as indicated in the consultant's report.

Performance-Based Cash Awards

      The Company's executive officers and key employees are eligible for annual cash awards calculated under the Company's At-Risk Compensation Plan (the "ARC"). The purpose of the plan is to provide strong incentive for key employees to properly motivate individuals under their direction thereby obtaining for the shareholders the best financial results possible under the prevailing circumstances. The ARC utilizes Profit Before Taxes (the "PBT") as a basis for determining payment. Goals for PBT and other key performance measurements are established annually by the Board of Directors. If these goals are met or exceeded, eligible employees earn a graduated scale of cash payments. Based upon the goals established and the Company's 2004 actual performance, aggregate awards of $992,000 were earned for the fiscal year 2004. In accordance with the terms of the ARC, these performance-based awards were paid in fiscal year 2005.

Long-Term Incentive Stock Options

      In recognition that an overall compensation package should include rewards for efforts which impact on the value of the company stock, the Committee has recommended and the Board has adopted a policy to award competitive amounts of annual stock options to the key executives of Spectrum. Such options are priced at 100% of the Common Stock's fair market value as of the date of grant. The grant of these options shall be consistent with the adoption of the Annual Operating Plan.

The Company currently utilizes the Stock Option Plan of 1995, as amended, to provide the annual grant of stock options.

2004 Chief Executive Officer Compensation

      Mr. Southworth's base salary in 2004 of $338,000 was determined in accordance with the criteria described in the "Base Salary" section of this report. The At-Risk Compensation Plan for 2004 provided for a possible award to Mr. Southworth not to exceed 100% of his annualized salary. The actual award is calculated and paid upon completion of the year end audit and is arithmetically determined based upon the amount of PBT and the attainment of other key performance factors as established by the Board of Directors. Based upon these factors, an award of $338,000 was earned for performance in fiscal year 2004 and paid in fiscal year 2005.

CHANGE IN CONTROL AGREEMENTS

      The Company does not have any employment agreements with its executive officers. However, these officers are subject to confidentiality agreements which require them to treat all information concerning the Company as confidential during and after their employment with the Company. The Company has entered into Change in Control Agreements with Mr. Southworth and seven (7) additional Company employees. Pursuant to these agreements, Mr. Southworth and the seven additional executives will each receive, if terminated within twenty four months of a change in control of the Company, a lump sum severance allowance within thirty days of such termination in an amount which is equal to the sum of the following: (A) the amount equivalent to (i) the executive's monthly base salary, at the rate in effect immediately prior to termination, multiplied by (ii) the greater of (iii) 24 minus the number of full calendar months from the effective date of the Change in Control Agreement to the date of termination or (iv) 12. The executives will also receive a pro rata share of the amount of incentive compensation at the target rate (as defined in the ARC or other then current incentive plan) which would have been payable for the incentive period which includes the termination date of: (B) the amount equivalent to 24 calendar months (reduced by the number of complete calendar months from the effective date of the Change in Control Agreement to the date of termination, but not less than 12) of incentive compensation at the target rate, which includes his or her termination date.

Submitted by the Compensation Committee:
James F. Toohey, Chairman
Edwin R. Bindseil
John M. Petersen
Gerald A. Ryan

EMPLOYEE 401(k) PROFIT SHARING PLAN

      The Company maintains a Qualified Employee 401(k) Profit Sharing Plan. Annual profit sharing contributions to the Plan, if any, are determined by the Board of Directors. The assets of the Plan are held in trust and invested in various mutual funds and collective trusts under the direction of the Plan participants. Substantially all U.S. employees are eligible for participation in the Plan. The annual allocation to each Employee's Profit Sharing Account is based upon the actual compensation paid to the Participant.

      A Participant becomes fully vested in his Profit Sharing Account balance on the earliest of the following dates: (i) upon the completion of seven years of service; (ii) upon attaining normal retirement age of 65; (iii) upon incurring total disability; or (iv) on the date of the Participant's death. A Participant may not receive a distribution from the Employee Profit Sharing Account prior to the earliest of the following dates: (i) termination of employment with the Company; (ii) retirement or (iii) death. The Plan provides that distribution of the Participant's entire interest in the Plan must begin no later than the taxable year in which the Participant attains age seventy and one-half (70-1/2) or, if later, the year the Participant retires and terminates employment with the Employer.

      The Plan includes a tax deferred employee savings plan pursuant to Section 401(k) of the Internal Revenue Code. The Company matches an employee's contribution to the savings plan at a rate determined by the Board of Directors. The Company's matching contribution to the 401(k) plan is not subject to any vesting requirements.

Directors' Long-Term Incentive Plan

      The 1996 Non-Employee Directors Stock Option Plan (the "Plan") was approved by the Corporation's stockholders on April 1, 1996. The Plan is designed to promote the long-term success of the Corporation by creating a mutuality of interests between the non-employee directors and the stockholders. Under the terms of the Plan, stock options to purchase shares of Common Stock are granted annually to all qualified non-employee Directors. The option exercise price is equal to the market price of the Company's Common Stock on the date of the option grant. The options become exercisable at varying dates and expire five years from the date of grant. In 2004, aggregate options to purchase 84,000 shares of Common Stock were granted to non-employee Directors, at an exercise price of $8.66 per share. In 2003, aggregate options to purchase 72,000 shares of Common Stock were granted to non-employee Directors, at an exercise price of $5.28 per share. In 2002, aggregate options to purchase 72,000 shares of Common Stock were granted to non-employee Directors, at an exercise price of $7.28 per share.

Stock Price Performance Graph

      The following graph shows the Company's total return to shareholders compared to the S&P 500 Index and the NASDAQ Electronic Components Stock Index over the five year period from 2000 through 2004. The graph assumes that $100 was invested on December 1, 1999, in the Company's Common Stock and in each of the other indices.

STOCK PERFORMANCE GRAPH
2000 - 2004

$120
$100
$80
$60
$40
$20
$0
DOLLARS
Spectrum
S&P 500
NASDAQ Electronic Components Stock Index
1999
2000
2001
2002
2003
2004
YEARS

	1999	2000	2001	2002	2003	2004
Spectrum	$100	$110	$54	$57	$67	$69
S&P 500	$100	$96	$84	$70	$81	$92
NASDAQ Electronic Components Stock Index	$100	$108	$67	$43	$67	$51

Approval of Amendment of the 1996 Non-Employee Director Stock Option Plan

      The 1996 Non-Employee Director Stock Option Plan (the "Plan") was amended by the Company's Board of Directors on November 15, 2004, subject to approval by the Company's stockholders. The Board of Directors recommends that the stockholders vote "FOR" approval of the amendment of the Plan. Unless otherwise directed therein, the proxies solicited hereby will be voted for approval of the amendment of the Plan. The only change to the Plan is to extend the term of the Plan for an additional ten years from its current expiration date.

Section 16(a) Beneficial Ownership Reporting Compliance

      Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors, executive officers and owners of more than 10% of the Common Stock to file reports of ownership of equity securities of the Company and to furnish copies of such reports to the Company. Based on a review of such reports, the Company believes that during the fiscal year ending November 30, 2004, all such filing requirements were met except for the initial filing of a Form 3 for Robert J. McKenna, the Company's Senior Vice President for New Business and Resource Development.

Appointment of the Company's Auditors for the Fiscal Year 2005

      Upon recommendation of the Audit Committee, the Board of Directors has resolved to appoint Ernst & Young LLP as the Company's auditors for the fiscal year ending November 30, 2005, subject only to ratification by the Shareholders.

Audit Fees

      Fees for audit services totaled $156,000 in 2004, including fees associated with the annual audit, the reviews of the Company's quarterly reports on Form 10-Q, and statutory audits required internationally.

Audit-Related Fees

      Fees for audit-related services totaled $12,000 in 2004. Audit-related services principally include accounting consultations and audits of the Company's 401(k) Profit Sharing Plan.

Tax Fees

      Fees for tax services, including tax compliance, tax advice and tax planning totaled $41,000 in 2004.

Other than the above, no other fees were paid by the Company to Ernst & Young in 2004.

      Representatives of Ernst & Young LLP will be present at the meeting with the opportunity to make a statement, if they desire to do so, and such representatives will be available to respond to appropriate questions. All services of the auditors were reviewed by the Audit Committee and approved by the Board of Directors prior to commencement. No relationship exits other than the usual relationship between independent public accountant and client.

Report of the Audit Committee

      The Audit Committee, composed of four non-employee Directors is governed by a written charter approved by the Board of Directors. In accordance with this charter, the Audit Committee oversees the Company's financial reporting process on behalf of the Board of Directors. Management has the primary responsibility for the financial statements and the reporting process including the systems of internal controls. In fulfilling its oversight responsibilities, the Committee reviewed the audited financial statements in the Annual Report with management including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements.

      The Committee reviewed with the independent auditors, who are responsible for expressing an opinion on the conformity of those audited financial statements with generally accepted accounting principles, their judgments as to the quality, not just the acceptability, of the Company's accounting principles and such other matters as are required to be discussed with the Committee under generally accepted auditing standards. In addition, the Committee has discussed with the independent auditors the auditors' independence from management and the Company, including the matters in the written disclosures required by the Independence Standards Board, and considered the compatibility of non-audit services with the auditors' independence.

      The Committee discussed with the independent auditors the overall scope and plan for their audit. The Committee meets with the independent auditors, with and without management present, to discuss the results of their examination, their evaluation of the Company's internal controls, and the overall quality of the Company's financial reporting. The Committee held six (6) meetings during fiscal year 2004.

      In reliance on the reviews and discussions referred to above, the Committee recommended to the Board of Directors (and the Board has approved) that the audited financial statements be included in the Annual Report on Form 10K for the year ended November 30, 2004 for filing with the Securities and Exchange Commission. The Committee and the Board have also recommended, subject to shareholder approval, the selection of the Company's independent auditors.

Submitted by the Audit Committee:
John M. Petersen, Chairman
Paul S. Bates
J. Thomas Gruenwald
Gerald A. Ryan

Shareholder Proposal Deadline
You are advised that the deadline for submitting Shareholder proposals for consideration at the next annual meeting is December 5, 2005.

General Matters

      The Directors know of no matter, other than those referred to in this Proxy Statement, which will be presented at the meeting. However, if other matters properly come before the meeting or any of its adjournments, the person or persons voting the proxies will vote them in accordance with their judgment in such matters. Should any Nominee for the office of Director become unable to accept nomination or election, the persons named in the proxy will vote it for the election of such other person, if any, as the Board of Directors may recommend. The Board of Directors is not aware that any Nominee named herein will be unable or unwilling to accept nomination or election.

      The cost of soliciting proxies will be borne by the Company. Regular employees of the Company may solicit proxies personally or by telephone. In addition to solicitation by mail and regular employees as aforesaid, arrangements may be made with brokerage houses and other custodians, nominees and fiduciaries to send proxies and proxy soliciting material to their principals, and the Company may reimburse them for their expense in so doing.

      You are urged to sign and return your proxy promptly to make certain your shares will be voted at the meeting. You may revoke the proxy at any time before it is voted, and if you attend the meeting, as we hope you will, you may vote your shares in person. For your convenience, a return envelope is enclosed, requiring no additional postage if mailed in the United States.

JAMES F. TOOHEY, Secretary
Dated: March 1, 2005

SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )
Filed by the Registrant [X] Filed by a Party other than the Registrant [ ] Check the appropriate box:
[ ]	Preliminary Proxy Statement
[ ]	Confidential, for Use of Commission only (as permitted by Rule 14a-6(e)(2))
[X]	Definitive Proxy Statement
[ ]	Definitive Additional Materials
[ ]	Soliciting Material Pursuant to §240.14a-11(c) or §240.14a-12

Spectrum Control, Inc.

(Name of Registrant as Specified in its Charter)

Payment of Filing Fee (Check the appropriate box):
[X]	No fee required.
[ ]	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.
1) Title of each class of securities to which transaction applies:
2) Aggregate number of securities to which transaction applies:
3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined.)
4) Proposed maximum aggregate value of transaction:
5) Total fee paid:
[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
[ ] Fee paid previously with preliminary materials.
1) Amount Previously Paid:
2) Form, Schedule or Registration Statement No.:
3) Filing Party:
4) Date Filed:

SPECTRUM CONTROL, INC - PROXY

This Proxy is Solicited on Behalf of the Board of Directors

      The undersigned hereby appoints James F. Toohey as the Proxy of the undersigned, with full power of substitution, to vote all of the undersigned's shares of Common Stock in Spectrum Control, Inc., at the Annual Meeting of Shareholders to be held on Monday, April 4, 2005, and at any adjournment thereof, for the transaction of such business as may come before the meeting and the following matters which are described in the Proxy Statement accompanying the Notice of said meeting.

1. ELECTION OF DIRECTORS	FOR the Nominees listed below	WITHHOLD AUTHORITY to vote for the Nominees listed below

Paul S. Bates	Edwin R. Bindseil	John P. Freeman
(To withhold authority to vote for any individual nominee, strike a line through the nominee's name in the list.)
2. Approval of the amendment of the 1996 Non-Employee Director Stock Option Plan.
FOR	AGAINST	ABSTAIN
3. Ratification of the appointment of Ernst & Young LLP as the Company's auditors for the fiscal year 2005.
FOR	AGAINST	ABSTAIN
4. In his discretion, the Proxy is authorized to vote upon such other business as may properly come before the meeting.

(Continued on reverse side)

(Continued from other side)
THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDESIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1, 2 AND 3.
Please sign exactly as name appears below. When shares are held by joint tenants, both should sign. When signing as attorney, as executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

Signature

Signed if jointly held

Date , 2005

PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.